File 333-157712
Rule 424 b3


AMERICAN DEPOSITARY SHARES
One 1 American Depositary Share
represents
One 1 Share

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR ORDINARY SHARES, OF
CORBION NV
INCORPORATED UNDER THE
LAWS OF THE NETHERLANDS
       The Bank of New York Mellon,
as depositary hereinafter called the
Depositary, hereby certifies i that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above Shares or evidence of the right to receive such Shares, ii that at the date hereof each American
Depositary Share evidenced by this
Receipt represents the amount of Shares
shown above, and that

or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
hereby evidenced and called, and except
as otherwise herein expressly provided,
is entitled upon surrender at the
Corporate Trust Office of the
Depositary, New York, New York of this
Receipt duly endorsed for transfer and
upon payment of the charges as
provided on the reverse of this Receipt
and in compliance with applicable laws
or governmental regulations, at Owners
option 1 to delivery at the office of the
agent, nominee, custodian, clearing
agency or correspondent of the
Depositary, to a person specified by
Owner, of the amount of Deposited
Securities represented hereby or
evidence of the right to receive the same
or 2 to have such Deposited Securities
forwarded at his cost and risk to him at
the Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this Receipt
shall mean the Shares deposited under
the agreement created by the Receipts as
hereinafter defined including such
evidence of the right to receive the same,
and any and all other securities, cash and
other property held by the Depositary in
place thereof or in addition thereto as
provided herein.  The word Owner
wherever used in this Receipt shall mean
the name in which this Receipt is
registered upon the books of the
Depositary from time to time.  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate
Trust Office is located at 101 Barclay
Street, New York, New York 10286, and
its principal executive office is located at
One Wall Street, New York, New York
10286.
1.	RECEIPTS.
	This American
Depositary Receipt this Receipt is one of
a continuing issue of American
Depositary Receipts collectively, the
Receipts, all evidencing rights of like
tenor with respect to the Deposited
Securities, and all issued or to be issued
upon the terms and subject to the
conditions herein provided, which shall
govern the continuing arrangement by
the Depositary with respect to initial
deposits as well as the rights of holders
and Owners of Receipts subsequent to
such deposits.
	The issuer of the Receipts
is deemed to be the legal entity resulting
from the agreement herein provided for.
	The issuance of Receipts
against deposits generally may be
suspended, or the issuance of Receipts
against the deposit of particular Shares
may be withheld, if such action is
deemed necessary or advisable by the
Depositary at any time and from time to
time because of any requirements of any
government or governmental body or
commission or for any other reason.
The Depositary assumes no liability with
respect to the validity or worth of the
Deposited Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the surrender of this
Receipt in accordance with the terms
hereof, the Depositary will maintain an
office in the Borough of Manhattan, The
City of New York, for the registration of
Receipts and transfers of Receipts where
the Owners of the Receipts may, during
regular business hours, inspect the
transfer books maintained by the
Depositary that list the Owners of the
Receipts.  The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust Office
by the holder hereof in person or by
duly authorized attorney, upon surrender
of this Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable transfer
taxes, and the fees and expenses of the
Depositary and upon compliance with
such regulations, if any, as the
Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be
combined with other such Receipts into
one Receipt, representing the same
aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered.  Upon such split or
combination not involving a transfer, a
charge will be made as provided herein.
The Depositary may close the transfer
books at any time or from time to time
when deemed expedient by it in
connection with the performance of its
duties hereunder.
3.	PROOF OF
CITIZENSHIP OR RESIDENCE.
	The Depositary may
require any holder or Owner of Receipts,
or any person presenting securities for
deposit against the issuance of Receipts,
from time to time, to file such proof of
citizenship or residence and to furnish
such other information, by affidavit or
otherwise, and to execute such
certificates and other instruments as may
be necessary or proper to comply with
any laws or regulations relating to the
issuance or transfer of Receipts, the
receipt or distribution of dividends or
other property, or the taxation thereof or
of receipts or deposited securities, and
the Depositary may withhold the
issuance or registration of transfer of any
Receipt or payment of such dividends or
delivery of such property from any
holder, Owner or other person, as the
case may be, who shall fail to file such
proofs, certificates or other instruments.
4.	TRANSFERABILITY
RECORD-OWNERSHIP.
	It is a condition of this
Receipt and every successive holder and
Owner of this Receipt by accepting or
holding the same consents and agrees,
that title to this Receipt, when properly
endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the
case of a negotiable instrument provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the provisions
of Article 9 below, the Depositary,
notwithstanding any notice to the
contrary, may treat the person in whose
name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends and for any
other purpose.
5.	TAX LIABILITY.
	The Depositary shall not
be liable for any taxes or governmental
or other assessments or charges that may
become payable in respect of the
Deposited Securities, but a ratable part of
any and all of the same, whether such
tax, assessment or charge becomes
payable by reason of any present or
future law, statute, charter provision, by-
law, regulation or otherwise, shall be
payable by the Owner hereof to the
Depositary at any time on request.  Upon
the failure of the holder or Owner of this
Receipt to pay any such amount, the
Depositary may sell for account of such
Owner an amount of the Deposited
Securities equal to all or any part of the
amount represented by this Receipt, and
may apply the proceeds in payment of
such obligations, the Owner hereof
remaining liable for any deficiency.
6.	REPRESENTATIONS
AND WARRANTIES.
	Every person presenting
Shares for deposit shall be deemed
thereby to represent and warrant that
such Shares and each certificate, if any,
therefor are validly issued, fully paid
and non-assessable, that such Shares
were not issued in violation of any
preemptive or similar rights of the
holders of any securities and that the
person making such deposit is duly
authorized so to do.  Every such person
shall also be deemed to represent that the
deposit of such securities and the sale of
American Depositary Shares representing
such Shares by that person in the United
States are not restricted under the
Securities Act of 1933, as amended the
Securities Act of 1933.  Such
representations and warranties shall
survive the deposit of such securities and
issuance of Receipts.
	This Receipt is issued
subject, and all rights of the holder or
Owner hereof are expressly subject, to
the terms and conditions set forth on
both sides of this Receipt, all of which
form a part of the agreement evidenced
in this Receipt and to all of which the
holder or Owner hereof by accepting this
Receipt consents.
7.	REPORTS OF ISSUER
OF DEPOSITED SECURITIES
VOTING RIGHTS.
	As of the date of the
establishment of the program for
issuance of Receipts by the Depositary,
the Depositary believed, based on
limited investigation, that the issuer of
the Deposited Securities either i
furnished the Securities and Exchange
Commission the Commission with
certain public reports and documents
required by foreign law or otherwise or ii
published information in English on its
Internet website at httpwww.corbion.com
or another electronic information
delivery system generally available to the
public in its primary trading market, in
either case in compliance with Rule
12g3-2b under the Securities and
Exchange Act of 1934 as in effect and
applicable to that issuer at that time.
However, the Depositary does not
assume any duty to determine if the
issuer of the Deposited Securities is
complying with the current requirements
of Rule 12g3-2b or to take any action if
that issuer is not complying with those
requirements.
	The Depositary shall be
under no obligation to give notice to the
holder or Owner of this Receipt of any
meeting of shareholders or of any report
of or communication from the issuer of
the Deposited Securities, or of any other
matter concerning the affairs of such
issuer, except as herein expressly
provided.  The Depositary undertakes to
make available for inspection by holders
and Owners of the Receipts at its
Corporate Trust Office, any reports and
communication received from the issuer
of the Deposited Securities that are both i
received by the Depositary as the holder
of the Deposited Securities and ii made
generally available to the holders of the
Deposited Securities by the issuer
thereof.  Such reports and
communications will be available in the
language in which they were received by
the Depositary from the issuer of the
Deposited Securities, except to the
extent, if any, that the Depositary in its
sole discretion elects to both i translate
into English any of such reports or
communications that were not in English
when received by the Depositary and
ii make such translations, if any,
available for inspection by holders and
Owners of the Receipts.  The Depositary
has no obligation of any kind to translate
any of such reports or communications
or to make such translation, if any,
available for such inspection.
	The Depositary may, in
its discretion, exercise, in any manner, or
not exercise, any and all voting rights
that may exist in respect of the
Deposited Securities.  The Depositary
may, but assumes no obligation to,
notify Owners of an upcoming meeting
of holders of Deposited Securities or
solicit instructions from Owners as to the
exercise of any voting rights with respect
to the Deposited Securities. Upon the
written request of the Owner of this
Receipt and payment to it of any
expense involved, the Depositary may,
in its sole discretion, but assumes no
obligation to, exercise any voting rights
with respect to the amount of the
Deposited Securities represented by the
American Depositary Shares evidenced
by this Receipt in accordance with that
request.
8.	DISTRIBUTIONS.
	Until the surrender of this
Receipt, the Depositary a shall distribute
or otherwise make available to the
Owner hereof, at a time and in such
manner as it shall determine, any
distributions of cash, Shares or other
securities or property other than
subscription or other rights and b may
distribute or otherwise make available to
the Owner hereof, at a time and in such
manner as it shall determine, any
distributions of subscription or other
rights, in each case received with respect
to the amount of Deposited Securities
represented hereby, after deduction, or
upon payment of the fees and expenses
of the Depositary described in Article 13
below, and the withholding of any taxes
in respect thereof provided, however,
that the Depositary shall not make any
distribution for which it has not received
satisfactory assurances, which may be an
opinion of United States counsel, that the
distribution is registered under, or is
exempt from or not subject to the
registration requirements of, the
Securities Act of 1933 or any other
applicable law.  If the Depositary is not
obligated, under the preceding sentence,
to distribute or make available a
distribution under the preceding
sentence, the Depositary may sell such
Shares, other securities, subscription or
other rights, securities or other property,
and the Depositary shall distribute the
net proceeds of a sale of that kind to the
Owners entitled to them, after deduction
or upon payment of the fees and
expenses of the Depositary described in
Article 13 below and the withholding of
any taxes in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed Shares
or other fractional securities, the
Depositary may, in its discretion, sell the
amount of securities or property equal to
the aggregate of those fractions.  In the
case of subscription or other rights, the
Depositary may, in its discretion, issue
warrants for such subscription or other
rights andor seek instructions from the
Owner of this Receipt as to the
disposition to be made of such
subscription or other rights.  If the
Depositary does not distribute or make
available to Owners or sell distributed
subscription or other rights, the
Depositary shall allow those rights to
lapse.  Sales of subscription or other
rights, securities or other property by the
Depositary shall be made at such time
and in such manner as the Depositary
may deem advisable.
	If the Depositary shall
find in its opinion that any cash
distribution is not convertible in its
entirety or with respect to the Owners of
a portion of the Receipts, on a
reasonable basis into U.S. Dollars
available to it in the City of New York,
or if any required approval or license of
any government or agency for such
conversion is denied or is not obtainable
within a reasonable period, the
Depositary may in its discretion make
such conversion and distribution in U.S.
Dollars to the extent possible, at such
time and rates of conversion as the
Depositary shall deem appropriate, to the
Owners entitled thereto and shall with
respect to any such currency not
converted or convertible either
i distribute such foreign currency to the
holders entitled thereto or ii hold such
currency for the respective accounts of
such Owners uninvested and without
liability for interest thereon, in which
case the Depositary may distribute
appropriate warrants or other instruments
evidencing rights to receive such foreign
currency.
9.	RECORD DATES
ESTABLISHED BY DEPOSITARY.
	Whenever any cash
dividend or other cash distribution shall
become payable or any distribution other
than cash shall be made, or whenever
rights shall be offered, with respect to
Deposited Securities, or whenever the
Depositary shall receive notice of any
meeting of Owners of Deposited
Securities, or whenever it is necessary or
desirable to determine the Owners of
Receipts, the Depositary will fix a record
date for the determination of the Owners
generally or the Owners of Receipts who
shall be entitled to receive such
dividend, distribution or rights, or the net
proceeds of the sale thereof, to give
instructions for the exercise of voting
rights at any such meeting or responsible
for any other purpose for which the
record date was set.
10.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
	Upon i any change in
nominal value or any subdivision,
combination or any other reclassification
of the Deposited Securities, or ii any
recapitalization, reorganization, sale of
assets substantially as an entirety, merger
or consolidation affecting the issuer of
the Deposited Securities or to which it is
a party, or iii the redemption by the
issuer of the Deposited Securities at any
time of any or all of such Deposited
Securities provided the same are subject
to redemption, then and in any such case
the Depositary shall have the right to
exchange or surrender such Deposited
Securities and accept and hold hereunder
in lieu thereof  other shares, securities,
cash or property to be issued or
delivered in lieu of or in exchange for,
or distributed or paid with respect to,
such Deposited Securities.  Upon any
such exchange or surrender, the
Depositary shall have the right, in its
discretion, to call for surrender of this
Receipt in exchange upon payment of
fees and expenses of the Depositary for
one or more new Receipts of the same
form and tenor as this Receipt, but
describing the substituted Deposited
Securities.  In any such case the
Depositary shall have the right to fix a
date after which this Receipt shall only
entitle the Owner to receive such new
Receipt or Receipts.  The Depositary
shall mail notice of any redemption of
Deposited Securities to the Owners of
Receipts, provided that in the case of
any redemption of less than all of the
Deposited Securities, the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares.  The sole right of the
Owners of Receipts evidencing
American Depositary Shares designated
for redemption after the mailing of such
notice of redemption shall be to receive
the cash, rights and other property
applicable to the same, upon surrender to
the Depositary and upon payment of its
fees and expenses of the Receipts
evidencing such American Depositary
Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall not incur
any liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future law
of the United States of America, any
state thereof, or of any other country, or
of any governmental or regulatory
authority, or by reason of any provision,
present or future, of the charter or
articles of association or similar
governing document of the issuer or of
the Deposited Securities, the Depositary
shall be prevented, delayed or forbidden
from or subjected to any civil or criminal
penalty or extraordinary expenses on
account of doing or performing any act
or thing which by the terms hereof it is
provided shall be done or performed, ii
by reason of any nonperformance or
delay, caused as specified in clause i
above, in the performance of any act or
thing which by the terms of this Receipt
it is provided shall or may be done or
performed, iii by reason of any exercise
of, or failure to exercise, any discretion
provided for herein, iv for the inability
of any Owner or holder to benefit from
any distribution, offering, right or other
benefit which is made available to
holders of Deposited Securities but is not
made available to Owners or holders, v
for any special, consequential or
punitive damages for any breach of the
terms of this Receipt or vi arising out of
any act of God, terrorism or war or any
other circumstances beyond its control.
       The Depositary shall not be
responsible for any failure to carry out
any requests to vote any Deposited
Securities or for the manner or effect of
any vote that is cast either with or
without the request of any Owner, or for
not exercising any right to vote any
Deposited Securities.
       The Depositary does not assume
any obligation and shall not be subject to
any liability to holders or Owners
hereunder other than agreeing to act
without negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
       The Depositary shall be under no
obligation to appear in, prosecute or
defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect of the
Receipts on behalf of Owners or holders
or any other persons.  The Depositary
shall not be liable for any action or non-
action by it in reliance upon the advice
of or information from legal counsel,
accountants or any other persons
believed by it in good faith to be
competent to give such advice or
information.
       The Depositary, subject to Article
14 hereof, may itself become the owner
of and deal in securities of any class of
the issuer of the Deposited Securities and
in Receipts of this issue.
12.	TERMINATION OF
AGREEMENT AND SURRENDER
OF THIS RECEIPT.
	The Depositary may at
any time terminate the agreement
evidenced by this Receipt and all other
Receipts by mailing notice of such
termination to the Owners of all Receipts
then outstanding at their addresses
appearing upon the books of the
Depositary, at least thirty days prior to
the date fixed in such notice for
termination.  On and after such date of
termination the Owner hereof, upon
surrender of this Receipt at the Corporate
Trust Office of the Depositary, will be
entitled to delivery of the amount of the
Deposited Securities represented hereby
upon the same terms and conditions, and
upon payment of a fee at the rates
provided herein with respect to the
surrender of this Receipt for Deposited
Securities and on payment of applicable
taxes and charges.  The Depositary may
convert any dividends received by it in
cash after the termination date into U.S.
Dollars as herein provided, and after
deducting therefrom the fees of the
Depositary and referred to herein and
any taxes and governmental charges and
shall thereafter hold the balance of said
dividends for the pro rata benefit of the
Owners of the respective Receipts.  As to
any Receipts not so surrendered within
thirty days after such date of termination
the Depositary shall thereafter have no
obligation with respect to the collection
or disbursement of any subsequent
dividends or any subscriptions or other
rights accruing on the Deposited
Securities.  After the expiration of three
months from such date of termination
the Depositary may sell any remaining
Deposited Securities in such manner as it
may determine, and may thereafter hold
uninvested the net proceeds of any such
sale or sales together with any dividends
received prior to such sale or the U.S.
Dollars received on conversion thereof,
unsegregated and without liability for
any interest thereon, for the pro rata
benefit of the Owners of the Receipts
that have not theretofore been
surrendered for cancellation, such
Owners thereupon becoming general
creditors of the Depositary with respect
to such net proceeds.  After making such
sale, or if no such sale can be made after
the expiration of one year from such
date of termination, the Depositary shall
be discharged from all obligations
whatsoever to the holders and Owners of
the Receipts except to make distribution
of the net proceeds of sale and of such
dividends after deducting all fees,
charges and expenses of the Depositary
or of the Deposited Securities, in case no
sale can be made, upon surrender of the
Receipts.
13.	CERTAIN FEES AND
CHARGES OF THE DEPOSITARY.
	The Depositary may charge any
party depositing or withdrawing Shares,
any party transferring or surrendering
Receipts, any party to whom Receipts
are issued including issuance pursuant to
a stock dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or Owners,
as applicable, i fees for the delivery or
surrender of Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or other
property received in respect of
Deposited Securities, iii taxes and other
governmental charges, iv registration or
custodial fees or charges relating to the
Shares, v cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses and fees,
vii depositary servicing fees and viii any
other fees or charges incurred by the
Depositary or its agents in connection
with the Receipt program.  The
Depositarys fees and charges may differ
from those of other depositaries.  The
Depositary reserves the right to modify,
reduce or increase its fees upon thirty 30
days notice to the Owner hereof.  The
Depositary will provide, without charge,
a copy of its latest schedule of fees and
charges to any party requesting it.
	The Depositary may
charge fees for receiving deposits and
issuing Receipts, for delivering
Deposited Securities against surrendered
Receipts, for transfer of Receipts, for
splits or combinations of Receipts, for
distribution of each cash or other
distribution on Deposited Securities, for
sales or exercise of rights, or for other
services performed hereunder.  The
Depositary reserves the right to modify,
reduce or increase its fees upon thirty 30
days notice to the Owner hereof.  The
Depositary will provide, without charge,
a copy of its latest fee schedule to any
party requesting it.
14.	PRE-RELEASE OF
RECEIPTS.
	Notwithstanding any
other provision of this Receipt, the
Depositary may execute and deliver
Receipts prior to the receipt of Shares
Pre-Release. The Depositary may
deliver Shares upon the receipt and
cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary
knows that such Receipt has been Pre-
Released.  The Depositary may receive
Receipts in lieu of Shares in satisfaction
of a Pre-Release.  Each Pre-Release will
be a preceded or accompanied by a
written representation from the person to
whom Receipts or Shares are to be
delivered that such person, or its
customer, owns the Shares or Receipts to
be remitted, as the case may be, b at all
times fully collateralized with cash or
such other collateral as the Depositary
deems appropriate, c terminable by the
Depositary on not more than five 5
business days notice, and d subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are outstanding
at any time as a result of Pre-Releases
will not normally exceed thirty percent
30% of the Shares deposited with the
Depositary provided, however, that the
Depositary reserves the right to change
or disregard such limit from time to time
as it deems appropriate.
	The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.
15.	COMPLIANCE WITH
U.S. SECURITIES LAWS.
	Notwithstanding any
terms of this Receipt to the contrary, the
Depositary will not exercise any rights it
has under this Receipt to prevent the
withdrawal or delivery of Deposited
Securities in a manner which would
violate the United States securities laws
including, but not limited to, Section 1A1
of the General Instructions to the Form
F-6 Registration Statement, as amended
from time to time, under the Securities
Act of 1933.
16.	GOVERNING LAW
VENUE OF ACTIONS JURY TRIAL
WAIVER.
	This Receipt shall be
interpreted and all rights hereunder and
provisions hereof shall be governed by
the laws of the State of New York.
	All actions and
proceedings brought by any Owner or
holder of this Receipt against the
Depositary arising out of or relating to
the Shares or other Deposited Securities,
the American Depositary Shares or the
Receipts, or any transaction
contemplated herein, shall be litigated
only in courts located within the State of
New York.
	EACH OWNER AND
HOLDER HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT
PERMITTED BY APPLICABLE LAW,
ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY SUIT,
ACTION OR PROCEEDING AGAINST
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES,
THE AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, OR ANY
TRANSACTION CONTEMPLATED
HEREIN, OR THE BREACH HEREOF,
INCLUDING WITHOUT LIMITATION,
ANY QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY.
17.	AMENDMENT OF
RECEIPTS.
       The form of the Receipts and the
agreement created thereby may at any
time and from time to time be amended
by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding
Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts provided, however, that such thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every
Owner and holder of a Receipt at the
time any amendment so becomes
effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited Securities represented by the American Depositary
Shares evidenced thereby, except in
order to comply with mandatory
provisions of applicable law.